Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces the Retirement of Robert E. Fenza, Chief Operating Officer

Malvern, PA — September 9, 2014 — Liberty Property Trust (NYSE:LPT) today announced, with great gratitude for his exemplary service, the upcoming retirement of the company’s Chief Operating Officer, Robert E. Fenza.

“For thirty years, Rob has been uniquely dedicated to making Liberty a better developer, a better operator, a better corporate citizen, a better company,” said Bill Hankowsky, chairman and chief executive officer. “He has instilled in the organization a unique sense of enthusiasm for the real estate business and has groomed the next generation of developers, managers and leasing professionals to drive the company’s future success. Rob will be missed, but his influence will remain through those who will be picking up his reins.”

Mr. Fenza joined Liberty’s predecessor company, Rouse & Associates, in 1984 and was responsible for establishing Liberty’s position as the leading industrial developer in the Lehigh Valley market of Pennsylvania. Later promoted to executive vice president for operations, in 2000 he was appointed chief operating officer.

Active in numerous charitable, educational and community development efforts, Mr. Fenza is retiring to increase time devoted to public service.  Mr. Fenza will step down from his role as Chief Operating Officer on 12/31/14. He will continue in an advisory capacity to assist with transition activities until 3/31/15.

The five department and regional managers that have historically reported to Rob, together with the company’s chief investment officer, Mike Hagan, now constitute a new body for oversight of the company’s operations, the Real Estate Operating Committee. The members of this committee will report directly to Bill Hankowsky, but will have significant decision-making authority and members will participate in the investment process.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 103 million square foot portfolio includes more than 750 properties which provide office, distribution and light manufacturing facilities to 1,800 tenants.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. These forward-looking statements include statements relating to,

among others things, the timing of leasing, development and acquisition activity, expectations for our operating results, business and financial condition, the impact of our strategic transformation activities on our portfolio and business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook”  and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #